Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891, 333-59177, 333-42054, 333-56736, 333-69264, 333-69266,
333-101835,  and 333-106051) and Form S-3  (Registration  No.  333-38893) of C&D
Technologies, Inc. of our report dated March 12, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.






/s/PricewaterhouseCoopers, LLP
------------------------------
Pricewaterhouse Coopers, LLP
Philadelphia, Pennsylvania
April 14, 2004